UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of Principal Executive Offices)	(Zip Code)

(860) 928-6501

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PBBI	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 22, 2019, Centreville Bank and PB Bancorp, Inc. (“PB Bancorp”), the parent company of Putnam Bank, issued a joint press release announcing the signing of an agreement and plan of merger, pursuant to which Centreville will acquire PB Bancorp and Putnam Bank.

A copy of the press release issued by Centreville Bank and PB Bancorp announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein. A copy of a communication with employees announcing the transaction is attached hereto as Exhibit 99.2 and incorporated herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in PB Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following: delays in completing the merger, including delays in obtaining regulatory or stockholder approval; difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame; difficulties in integrating Putnam Bank and Centreville Bank; the reaction of the companies’ customers, employees and counterparties to the transaction; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; legislative and regulatory changes that adversely affect the businesses in which PB Bancorp, Putnam Bank and Centreville Bank are engaged; changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. PB Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information

In connection with the proposed merger, PB Bancorp will provide its stockholders with a proxy statement and other relevant documents concerning the proposed transaction. Stockholders of PB Bancorp are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information that should be considered before making any decision regarding the transaction. Stockholders of PB Bancorp will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on the PB Bancorp website (www.putnambank.com) under the tab “About – Investor Relations,” or by directing a request to:

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Thomas A. Borner

President and Chief Executive Officer

PB Bancorp, Inc.

40 Main Street

Putnam, CT 06260

The information available through PB Bancorp’s website is not and shall not be deemed part of this Current Report on Form 8-K or incorporated by reference into other filings that PB Bancorp makes with the Securities and Exchange Commission.

PB Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of PB Bancorp in connection with the proposed transaction. Information about the directors and executive officers of PB Bancorp is set forth in PB Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 26, 2019, and in the proxy statement for PB Bancorp’s 2018 annual meeting of stockholders, as filed with the Securities and Exchange Commission on October 1, 2018. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release dated October 22, 2019

99.2	Employee Communication

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB Bancorp, Inc.

Dated: October 22, 2019	By:	/s/ Thomas A. Borner
Thomas A. Borner
President and Chief Executive Officer

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